Exhibit 99.1

Post Holdings to Acquire Weetabix for £1.4 Billion

•	Establishes UK platform with iconic brand in the ready-to-eat cereal category

•	Immediately accretive to Post’s Adjusted EBITDA margins and free cash flow, excluding one-time transaction expenses

•	Synergistic fit in multiple geographies

•	Post management reaffirms certain fiscal 2017 guidance and provides preliminary second quarter financial results

St. Louis, Missouri - April 18, 2017 - Post Holdings, Inc. (NYSE:POST), a consumer packaged goods holding company, today announced it has agreed to acquire Weetabix Limited (“Weetabix”) from Shanghai based state owned enterprise Bright Food Group and an investment fund advised by Baring Private Equity Asia.

Weetabix is a leading United Kingdom (“UK”) based packaged food company that primarily produces ready-to-eat (“RTE”) cereal products spanning branded and private label. Founded in 1932, Weetabix holds the number two overall position in the UK RTE cereal category. Its portfolio includes the iconic Weetabix brand, which holds the number one brand position in the UK RTE cereal category, as well as Alpen (the number one muesli brand in the UK), Barbara’s, Weetos and Ready Brek.

In North America, Weetabix operates a leading natural and organic RTE cereal and snacking platform in both branded and private label, led by the Barbara’s brand and the Puffins sub-brand and serving leading natural and specialty channel and conventional retailers.

Additionally, Weetabix has an established and extensive international presence, with operations in Africa through two joint ventures and a distribution export business to over 90 countries. Post has agreed in principle to establish a joint venture with Bright Food Group and an investment fund advised by Baring Private Equity Asia to manage the Weetabix China operations.

“We have long admired Weetabix as a leader in cereal and believe it will be a fantastic strategic fit within Post,” said Rob Vitale, Post’s President and CEO. “Combining together two category leaders continues our strategy of strengthening our portfolio in stable categories and diversifying into new markets, bringing much-loved brands to significantly more customers globally. We are excited about the growth opportunities that this acquisition brings.”

The combination of Post and Weetabix creates a diversified international food company with substantial free cash flow generation, enabling Post to fund growth over the long-term, including international cross-selling opportunities through expansion of Post products in select international markets and further expansion of Weetabix and Barbara’s in North America.

At the closing of the transaction, Sally Abbott, Weetabix’s Director of Marketing, will become Managing Director of Weetabix UK and Ireland and report to Rob Vitale. Giles Turrell, Weetabix’s current CEO, will assume the newly created role of Chairman of Weetabix with responsibility for overseeing the integration of Weetabix into the Post portfolio. The other members of Weetabix’s existing management team will continue to lead the organization.

The transaction is expected to be completed in the third calendar quarter (Post’s fiscal fourth quarter), subject to the satisfaction of limited closing conditions, including the expiration of waiting periods under U.S. antitrust laws.

Financial Details

Post will acquire Weetabix for £1.4 billion on a cash free, debt free basis, subject to certain adjustments as described in the purchase agreement. Post expects to fund the acquisition with a combination of cash on hand and through borrowings under its existing revolving credit facility and/or, subject to market conditions, a new senior secured term loan facility.

Post management expects Weetabix to contribute approximately £120 million of adjusted EBITDA on an annual basis before the realization of cost synergies which Post management expects to be approximately £20 million annually by the third full fiscal year post-closing, resulting from benefits of scale, shared administrative services and infrastructure optimization and rationalization. The transaction is expected to be immediately accretive to Post’s Adjusted EBITDA margins and free cash flow, excluding one-time transaction expenses.

For additional information regarding non-GAAP measures, such as adjusted EBITDA, see the related explanations presented under “Use of Non-GAAP Measure” and “Explanation and Reconciliation of Non-GAAP Measure” later in this release.

Preliminary Unaudited Selected Financial Data for the Second Quarter of Fiscal 2017

Post has provided the following preliminary unaudited selected financial data for the second quarter of fiscal 2017 ended March 31, 2017, which should be read in conjunction with the financial statements and management’s discussion and analysis included in Post’s filings with the Securities and Exchange Commission (“SEC”), as well as the matters discussed under “Risk Factors” in Post’s Form 10-K for the fiscal year ended September 30, 2016 and Form 10-Q for the fiscal quarter ended December 31, 2016:

•	Net sales of approximately $1.25 billion;

•	Net loss of approximately $4 million; and

•	Adjusted EBITDA of approximately $228 million.

The preliminary financial data discussed above consist of estimates derived from Post’s internal books and records and have been prepared by, and are the responsibility of, Post’s management, are based upon information available to management as of the date hereof, and have not been prepared with a view toward compliance with published guidelines of the SEC or the guidelines of the American Institute of Certified Public Accountants for the preparation or presentation of financial information. The preliminary estimates discussed above are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the second quarter are finalized. Therefore, actual results may differ materially from these estimates and all of these preliminary estimates are subject to change. In addition, preliminary results for the second quarter are not necessarily indicative of operating results for any future period or results for the full year.

Adjusted EBITDA is a non-GAAP measure. For additional information regarding non-GAAP measures, see the related explanations presented under “Use of Non-GAAP Measure” and “Explanation and Reconciliation of Non-GAAP Measure” later in this release.

Outlook

Post management has affirmed its fiscal 2017 Adjusted EBITDA guidance range of $920-$950 million, excluding any contribution from Weetabix.

Post provides Adjusted EBITDA guidance and discloses its expectations as to the effect of the Weetabix transaction on Post’s Adjusted EBITDA, including the expected annual contribution of Weetabix, and free cash flow only on a non-GAAP basis and does not provide a reconciliation of its forward-looking non-GAAP guidance measures to the mostly directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for non-cash mark-to-market adjustments and cash settlements on interest rate swaps, provision for legal settlement, transaction and integration costs, restructuring and plant closure costs, losses on assets held for sale, mark-to-market adjustments on commodity hedges and other charges reflected in the Company’s reconciliation of historic numbers, the amounts of which, based on historical experience, could be significant. For additional information regarding Post’s non-GAAP measures, see the related explanations presented under “Use of Non-GAAP Measure” later in this release.

Additional Information

Barclays, Rabobank, Credit Suisse and Nomura are acting as financial advisors to Post.

Use of Non-GAAP Measure

Post uses Adjusted EBITDA and free cash flow, both of which are non-GAAP measures, in this release to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted EBITDA is not prepared in accordance with U.S. GAAP, as it excludes certain items as listed later in this release, and may not be comparable to similarly-titled measures of other companies.

Post Management uses certain non-GAAP measures, including Adjusted EBITDA and free cash flow, as key metrics in the evaluation of underlying Company and segment performance, in making financial, operating and planning decisions, and, in part, in the determination of cash bonuses for its executive officers and employees. Management believes the use of non-GAAP measures, including Adjusted EBITDA and free cash flow, provides increased transparency and assists investors in understanding the underlying operating performance of the Company and its segments and in the analysis of ongoing operating trends.

The reconciliation of Post’s Adjusted EBITDA to the most directly comparable GAAP measure is provided at the end of this release under “Explanation and Reconciliation of Non-GAAP Measure.” Because Post discusses free cash flow in this release only in relation to management’s expectations of the future effect of the Weetabix transaction on this non-GAAP measure, Post has not, for the reasons discussed above, provided a reconciliation of its forward-looking free cash flow expectations to the mostly directly comparable GAAP measures.

Prospective Financial Information

Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post management believes is realizable as of the date of this press release. It should also be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.

Conference Call to Discuss Acquisition

The Company will host a conference call on Tuesday, April 18, 2017 at 8:00 a.m. EDT (1:00 p.m. BST) in which Robert V. Vitale, President and Chief Executive Officer will discuss the acquisition and respond to questions.

Interested parties may join the conference call by dialing (877) 540-0891 in the United States and (678) 408-4007 from outside of the United States. The conference identification number is 9376515. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investor Relations section of the Company’s website at www.postholdings.com.

A replay of the conference call will be available through Tuesday, April 25, 2017 by dialing (800) 585-8367 in the United States and (404) 537-3406 from outside of the United States and using the conference identification number 9376515. A webcast replay will also be available for a limited period on the Company’s website in the Investor Relations section.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of Post and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding Post’s fiscal 2017 Adjusted EBITDA guidance range, expected synergies and benefits of the acquisition, expected sources of financing, expectations about future business plans, prospective performance and opportunities, regulatory approvals and the expected timing of the completion of the transaction. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. There is no assurance that the acquisition of Weetabix will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include the following:

•	the timing to consummate the acquisition of Weetabix;

•	the ability and timing to obtain required regulatory approvals and satisfy other closing conditions;

•	our ability to promptly and effectively integrate the Weetabix business and obtain expected cost savings and synergies within the expected timeframe;

•	operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with Weetabix employees, customers or suppliers) that may be greater than expected following the consummation of the acquisition of Weetabix;

•	our ability to retain certain key employees at Weetabix;

•	our ability to borrow funds under a new senior secured term loan facility on terms acceptable to us or at all;

•	the risks associated with the disruption of management’s attention from ongoing business operations due to this transaction;

•	our ability to continue to compete in our product markets and our ability to retain our market position;

•	our ability to anticipate and respond to changes in consumer preferences and trends;

•	our ability to identify and complete acquisitions and manage our growth;

•	changes in our cost structure, management, financing and business operations;

•	our ability to integrate acquired businesses and whether acquired businesses will perform as expected;

•	changes in economic conditions and consumer demand for our products;

•	significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products;

•	impairment in the carrying value of goodwill or other intangibles;

•	our ability to successfully implement business strategies to reduce costs;

•	our ability to comply with increased regulatory scrutiny related to certain of our products and/or international sales;

•	allegations that our products cause injury or illness, product recalls and product liability claims and other litigation;

•	legal and regulatory factors, including environmental laws, advertising and labeling laws, changes in food safety and laws and regulations governing animal feeding and housing operations;

•	our ability to maintain competitive pricing, introduce new products and successfully manage our costs;

•	the ultimate impact litigation may have on us;

•	the ultimate outcome of the remaining portions of the Michael Foods egg antitrust litigation, including formal court approval of the announced settlement with the direct purchaser plaintiffs;

•	the loss or bankruptcy of a significant customer;

•	consolidations in the retail grocery and foodservice industries;

•	the ability of our private label products to compete with nationally branded products;

•	disruptions or inefficiencies in supply chain;

•	our reliance on third party manufacturers for certain of our products;

•	disruptions in the U.S. and global capital and credit markets;

•	fluctuations in foreign currency exchange rates;

•	changes in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business;

•	loss of key employees;

•	changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control;

•	labor strikes, work stoppages or unionization efforts;

•	losses or increased funding and expenses related to our qualified pension and other post-retirement plans;

•	business disruptions caused by information technology failures and/or technology hacking;

•	our ability to protect our intellectual property;

•	media campaigns and improper use of social media that damage our brands;

•	our ability to successfully operate our international operations in compliance with applicable laws and regulations;

•	significant differences in our actual operating results from our guidance regarding our future performance;

•	our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including with respect to acquired businesses;

•	our high leverage and substantial debt, including covenants that restrict the operation of our business;

•	our ability to service our outstanding debt or obtain additional financing, including both secured and unsecured debt; and

•	other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements represent the Company’s judgment as of the date of this release. Investors are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

About Post Holdings, Inc.

Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, foodservice, food ingredient, private label, refrigerated and active nutrition food categories. Through its Post Consumer Brands business, Post is a leader in the ready-to-eat cereal category and offers a broad portfolio that includes recognized brands such as Honey Bunches of Oats®, Pebbles™, Great Grains®, Grape-Nuts®, Honeycomb®, Frosted Mini Spooners®, Golden Puffs®, Cinnamon Toasters®, Fruity Dyno-Bites®, Cocoa Dyno-Bites®, Berry Colossal Crunch® and Malt-O-Meal® hot wheat cereal. Post’s Michael Foods Group supplies value-added egg products, refrigerated potato products, cheese and other dairy case products and dry pasta products to the foodservice, food ingredient and private label retail channels and markets retail brands including All Whites®, Better’n Eggs®, Simply Potatoes® and Crystal Farms®. Post’s Active Nutrition platform aids consumers in adopting healthier lifestyles through brands such as PowerBar®, Premier Protein® and Dymatize®. Post’s Private Brands Group manufactures private label peanut butter and other nut butters, dried fruits, baking and snacking nuts, cereal and granola. For more information, visit www.postholdings.com.

Contact:

Investor Relations

Brad Harper / brad.harper@postholdings.com / (314) 644-7626

UK Media

Finsbury: Dorothy Burwell +44 7733 294 930 / James Thompson +44 7879 810 327 / post@finsbury.com

EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURE

Post uses Adjusted EBITDA, a non-GAAP measure, in this release to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted EBITDA is not prepared in accordance with U.S. GAAP, as it excludes certain items as listed below, and may not be comparable to similarly-titled measures of other companies.

Post believes that Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance and liquidity because (i) we believe it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents.

Preliminary Adjusted EBITDA for Post for the quarter ended March 31, 2017 reflects adjustments for net interest expense, income taxes, depreciation and amortization, as well as the following adjustments:

a.	Loss on extinguishment of debt: The Company has excluded losses recorded on extinguishment of debt as such losses are inconsistent in amount and frequency. Additionally, the Company believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

b.	Non-cash mark-to-market adjustments and cash settlements on interest rate swaps: The Company has excluded the impact of non-cash mark-to-market adjustments and cash settlements on interest rate swaps due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to estimates of fair value and economic conditions and the amount and frequency of such adjustments and settlements are not consistent.

c.	Non-cash stock-based compensation: The Company’s compensation strategy includes the use of stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with shareholders’ investment interests. The Company has excluded non-cash stock-based compensation as non-cash stock-based compensation can vary significantly based on reasons such as the timing, size and nature of the awards granted and subjective assumptions which are unrelated to operational decisions and performance in any particular period and do not contribute to meaningful comparisons of the Company’s operating performance to other periods.

d.	Transaction costs and integration costs: The Company has excluded transaction costs related to professional service fees and other related costs associated with signed and closed business combinations and divestitures and integration costs incurred to integrate acquired or to-be-acquired businesses as the Company believes that these exclusions allow for more meaningful evaluation of the Company’s current operating performance and comparisons of the Company’s operating performance to other periods. The Company believes such costs are generally not relevant to assessing or estimating the long-term performance of acquired assets as part of the Company or the performance of the divested assets, and are not factored into management’s evaluation of potential acquisitions or its performance after completion of an acquisition or the evaluation to divest an asset. In addition, the frequency and amount of such charges varies significantly based on the size and timing of the acquisitions and divestitures and the maturities of the businesses being acquired or divested. Also, the size, complexity and/or volume of past acquisitions and divestitures, which often drive the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of future acquisitions or divestitures. By excluding these expenses, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. Furthermore, the Company believes that the adjustments of these items more closely correlate with the sustainability of the Company’s operating performance.

e.	Provision for legal settlement: The Company has excluded gains and losses recorded to recognize a receivable or liability associated with an anticipated resolution of certain ongoing litigation as the Company believes such gains and losses do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other periods.

f.	Mark-to-market adjustments on commodity hedges: The Company has excluded the impact of mark-to-market adjustments on commodity hedges due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates. Additionally, these adjustments are primarily non-cash items and the amount and frequency of such adjustments are not consistent.

RECONCILIATION OF POST PRELIMINARY NET LOSS TO PRELIMINARY ADJUSTED EBITDA (Unaudited)

(in millions)

Three Months Ended March 31,
2017
Preliminary Net Loss	$(4)
Income tax expense	—
Interest expense, net	80
Loss on extinguishment of debt	62
Non-cash mark-to-market adjustments and cash settlements on interest rate swaps	(1)
Depreciation and amortization	78
Non-cash stock-based compensation	6
Integration costs	4
Transaction costs	3
Provision for legal settlement	(1)
Mark-to-market adjustments on commodity hedges	1

Preliminary Adjusted EBITDA	$228